LABOR CONTRACT

Party A (herein after referred as “Employer”): Hainan Zhonghe Pharmaceutical Co., Ltd. (hereinafter referred as “Zhonghe”)

Legal Representative: (signature or stamp)

Party B (here in after referred as “Employee”) (sign or stamp): Xiaoqun Ye
ID No.: 429005196612278296

Sign date: January 1, 2007

This Labor Contract (hereinafter referred as “Contract”) is signed in accordance with the “Labor Law of People's Republic of China" (hereinafter referred as “Labor Law”) and other laws and regulations on a mutuality voluntary and consultation basis by and between the following Employer and Employee, both Employer and Employer agree to and perform the following terms and provisions of this Contract.

Article 1 Term of the Contract & Probation Period
The term of this Contract shall be 5 years from January 1, 2007 to December 31, 2011, during this: there shall be a probation period of 1 month.

Article 2 Working Content
2.1 The Employer agrees to employ the Employee as General Manager with Zhonghe, should the Employer reassign the Employee’s job position according to business need and operating status, it must first consult with and acquire consent from the ..Employee.

2.3 The Employee shall complete quality work in a timely manner according to requirement and obey the administration defined by the Employer.

Article 3 Working hour & Working Protection
3.1 The Employer shall implement a 40-hour work week system (no more than 8 hours a day, no more than 40 hours a week in average) in accordance with the government regulations and subject to the operations needs.
3.2 The Employee is entitled to all legal holidays and other paid leaves of absence in accordance with the relevant laws and regulations of the PRC.
3.3 The Employer shall provide the Employee with necessary conditions and occupational safety and health environment conforming to the provisions of the government rules, and the Employer shall set up and perfect operation regulations and labor safety, hygiene systems

Article 4 Remuneration
4.1 The salary of the Employee shall be monthly paid in form of cash by the Employer in accordance with applicable laws and regulations of PRC and subject to performance assessment of the Employee.
4.2 The Employer shall implement minimum wage guarantee system to insure that the wage be paid not less than the standard minimum salary standard issued by provincial government.
4.3 The Employer may adjust the Employee’s salary level such wage, bonus, subsidiary and accessorial in accordance with relevant rules and regulations and subject to the Employer’s productions and operations status.
4.4 The Employer may arrange the Employee to work overtime or in play day (no more than 3 hours a day, no more than 36 hours a month) provided the Employee is paid overtime reward or be filled rest in accordance with the “Labor Law” and other regulations. In the event the Employee work in legal holiday, it shall be paid overtime reward by the Employer in accordance with the “Labor Law”.
the Employer shall pay the Employee overtime compensation in accordance with Article No.44 of the “Labor Law of People's Republic of China".

Article 5 Social Security & Welfare
5.1 The Employer will pay for all mandatory social security programs such pension insurance, unemployment insurance, medical insurance on the Employee’s behalf according to the relevant government and province regulations, and shall pay relevant social insurance in a timely manner.
5.2 During the Employee’s employment with the Employer, in the event of the Employee’s occupational diseases or work related injuries, the Employer shall set the Employee’s medical treatment in accordance with government and province requirements.
5.3 During the Employee’s employment with the Employer, in the event of the Employee’s sickness or non-job related injuries, the Employer shall set the Employee’s medical treatment in accordance with government and province requirements.
5.4 During the Employee’s employment with the Employer, in the event of the Employee’s dying out of illness or working accidents, its survival shall be granted welfare benefits in accordance with government and province requirements.
5.5 The Employee may enjoy home leave in accordance the relevant regulations of PRC after one year’s service.

Article 6 Labour Discipline
6.1 The Employee shall comply with the government regulations and management directions of the Employer and obey the bylaws and labor disciplines of the Employer.
6.2 The Employee shall strictly abide by the rules of labor safety regulations and operations rules in the process of his work.
6.2 The Employee shall protect the Employer’s property, comply with profession morality.
6.3. The Employee shall undertake the obligation to keep and not to disclose the trade secret for the Employer during the period of this Contract.

Article 7 Modification, Termination, Dissolution and Renew and of the Contract
7.1 Modification
The relevant clauses of the Contract may be modified by the parties:
A.	The relevant laws and regulations have been modified or abolished by which this Contract is abide, causing the non-performance of the Contract;
B.	There have been major changes to in objective circumstances used as the basis for the execution of this Labor Contract, rendering it impossible to perform the Contract
C.	Upon the consensus between the Employer and the Employee.

7.2 Termination
Upon the occurrence of any one of the following circumstances, this Labor Contract shall be terminated:
A.	The expiration of this Contract;
B.	The Employee's legal retirement;
C.	The Employee lose labor capability due to illness, causing early retirement or leave.
D.	The Employee’s disappearance and declaration of death.

7.3 Dissolution
A.	This Contract may be dissolved upon consensus between both parties
B.	The Employer may dissolve this Contract at any time upon the occurrence of any one of the following circumstances on The Employee's part:
a)	The Employee is incompetent during probationary period;
b)	The Employee seriously violates disciplines of the Employer or government regulations;
c)	The Employee seriously neglects his duty and brings significant loss to the Employer;
d)	The Employee is being punished by physical labor for its misfeasance
C.	The Contract may be dissolved by the Employer by giving notice in written form 30 days in advance upon the occurrence of any one of the following circumstance:
a)
The Employee fails ill or is injured to (other than due to work) and after completion of medical treatment, is not able to perform his previous function or any other function the Employer assigns to him;

b)	The Employee is incompetent, and still remains incompetent even after training or even though Party B's duty post has been adjusted.
c)
There have been major changes to in objective circumstances used as the basis for the execution of this Labor Contract, rendering it impossible to perform the Contract, and parties fail to reach an agreement through consultation.

D.	The Employee may dissolve this Contract at any time upon the occurrence of any one of the following circumstances:
a)	The Employee is in the probation period;
b)	The Employer forces The Employee to perform labor through force, threat or illegal restriction on The Employee's personal freedom;
c)	The Employer fails to pay labor compensation or provide work conditions;
d)	Other circumstances specified by laws and regulations.

7.4 Renew
A.	The Employer shall negotiate the renewal of this Contract with the Employee 30 days in advance of expiration of the Contract
B.	The renew related-procedures shall be completed before the expiration of this Contract.

Article 8 Economic Compensation
The Employer shall pay the economic compensation to the Employer if the Contract is dissolved conforming to Clouse C, Section C, Article 7 in accordance with “Economic Compensation for Breach and Termination of Contracts Procedures” issued by the Ministry of Labor of PRC.

Article 9 Breach Liabilities
9.1 Due to either party’s fault, if breaching the Contract to the other party, the damage shall be compensated by the faulty party according to the degree of the consequence and the extent to the breach of responsibility in accordance with “breach ‘the labor method’ relevant labor contract provision of indemnification way”.
9.1 Due to the force majeure, causing the non-performance or the damages to either party, the other party may not undertake the breach liability;

Article 9 Disputes
Where a labor dispute between the parties takes place during the performance of this Contract, the parties concerned may apply to labor mediation committee of their unit for mediation; if the mediation fails and one of the parties requests for arbitration, that party may apply to the domestic dispute arbitration committee for arbitration within 60 days starting from the date of the occurrence of a labor dispute. Either party may also directly apply to the labor dispute arbitration committee for arbitration. If one of the parties is not satisfied with the adjudication of arbitration, the party may bring the case to a people's court within 15 days of the date of receiving the ruling of arbitration.

Article 10 Other Covenants
10.1 The Employer shall provide the Employee a certification attesting the dissolution or termination of the employment for the Employee’s enjoying unemployed insurance and registration for reemployment.
10.2 Matters not mentioned herein or contrary to national, provincial regulations shall be settled in accordance with such regulations.
10.3 This Contract is in two copies for the Employer and the Employee.

/s/ Xiaoqun Ye
Xiaoqun Ye

/s/ Hainan Zhonghe Pharmaceutical Co., Ltd.
Hainan Zhonghe Pharmaceutical Co., Ltd.